Exhibit 23.7

[Letterhead of Tetra Tech MM, Inc.]

CONSENT OF TETRA TECH MM, INC.

The undersigned, Tetra Tech MM, Inc., hereby states as follows:

Tetra Tech MM, Inc. assisted with the preparation of the “Mt Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” dated June 11, 2009, the “Mt Todd Gold Project Prefeasibility Study, Northern Territory, Australia” dated October 1, 2010 and the “10.65 MTPY Preliminary Feasibility Study Mt. Todd Gold Project” dated January 28, 2011, (the “Technical Reports”) (the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).

Tetra Tech MM, Inc. hereby consents to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633), and in the related Prospectuses, in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) and in the Registration Statement on Form S-3 of the Company, dated March 14, 2011, and in the related Prospectus, of the Summary Material concerning the Technical Reports, including the reference to Tetra Tech MM, Inc. included with such information, as set forth above in the Form 10-K.

By: /s/ John W. Rozelle, P.G./s/
Name: John W. Rozelle, P.G.
Title: Manager, Mineral Resource Division Principal Geologist
Date: March 14, 2011